Monday, May 8, 2007

News Release

SOURCE: Douglas Lake Minerals Inc.

Douglas Lake and Canaco terminate letter of intent on proposed merger

Vancouver, British Columbia, Canada, May 8, 2007 - Douglas Lake Minerals Inc. ("Douglas Lake") (DLKM: OTCBB) announced today that it and Canaco Resources Inc. ("Canaco") (CAN: TSX-V) have mutually decided to terminate their non-binding letter of intent announced on April 19, 2007, which had contemplated the acquisition of Douglas Lake by Canaco pursuant to a plan of arrangement under the Canada Business Corporations Act. It had been proposed that the acquisition would be effected by way of a triangular merger whereby Canaco would cause a wholly-owned special purpose subsidiary to be merged into Douglas Lake, and Douglas Lake's shareholders would exchange their existing shares of Douglas Lake common stock for shares of Canaco common stock. The letter of intent provided that there is a standstill agreement ending June 30, 2007; the parties have mutually agreed to terminate the standstill agreement as well.

No agreement on any terms of the plan of arrangement had been concluded, other than it was understood that in no event would the number of shares issued to the shareholders of Douglas Lake exceed 99.9% of the number of shares of Canaco issued and outstanding immediately prior to the consummation of the proposed transaction. The parties had continued to negotiate in good faith, but Douglas Lake's board of directors ultimately determined that this limitation could have the effect of undervaluing Douglas Lake's assets.

Both Canaco and Douglas Lake are emerging junior exploration companies and have previously entered into a Strategic Alliance Agreement to collaborate in the exploration of mineral properties in the United Republic of Tanzania. Together, the companies have exploration assets consisting of 31 properties representing a total 9,788 km2, or 2.1% of the available mineral rights in Tanzania. These properties constitute a wide variety of prospects and mineral potential within the north, northwest and central Tanzania. The properties contain no known mineral reserves, but Douglas Lake believes that the portfolio is predominantly prospective for gold, with additional potential for diamonds and other gemstones, as well as base metals.

The parties intend to continue the pursue their exploration activities under the Strategic Alliance Agreement, and will continue to work towards increasing their synergies.

For information contact:

Harp Sangha, President and Chief Executive Officer. Telephone number: (604) 230-4930.

Forward-Looking Statement Disclaimer

Any statements made in this press release which are not historical facts contain certain "forward-looking statements", as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this press release pertains. Such forward looking statements include statements as to Douglas Lake's belief that its portfolio of exploration assets in the United Republic of Tanzania is prospective for gold, with additional potential for diamonds and other gemstones, as well as base metals, as well as the company's plans to continue to work with Canaco in pursuit of their exploration activities under the Strategic Alliance Agreement, and with the view to increasing their synergies. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations may result from business risks and uncertainties including, without limitation, general market and economic conditions, the availability of financing to support the company's exploration activities, and other risks set forth in Douglas Lake's most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. The company disclaims any obligation to update information contained in any forward-looking statement.